UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	INLX	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01.

The information set forth under Item 3.02 of this Report is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2022, Intellinetics, Inc., a Nevada corporation (the “Company”), acquired substantially all of the assets of Yellow Folder, LLC, a Texas limited liability company (“Yellow Folder”) (the “Acquisition”). Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market.

The Acquisition was consummated pursuant to an Asset Purchase Agreement, dated as of April 1, 2022 (the “Purchase Agreement”), by and among the Company, as the purchaser, Yellow Folder, as the seller, and 16th Fairway, LLC, TAG 2103 Investment Trust, Elderly Moose, LLC, and Double Wolves, Inc., collectively, as the members. The purchase price for Yellow Folder consisted of approximately $6.5 million in cash, on a cash-free, debt-free basis, with a preliminary working capital negative adjustment of $116,731, which remains subject to a post-closing net working capital true-up adjustment. The board of directors of the Company approved the Purchase Agreement and the transactions contemplated thereby.

The Acquisition was effective as of 12:01 a.m. on April 1, 2022. The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by Yellow Folder and its members, on the one hand, and by the Company, on the other hand, to each other. In addition, the Purchase Agreement contains a five year covenant not to compete by Yellow Folder and its members against the Company and its affiliates in the acquired business, and related customary restrictive covenants. The Company financed the Acquisition through a private placement of equity and debt as further described in Item 3.02 of this Report.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the acquisition of Yellow Folder. Pursuant to an Engagement Agreement, dated May 1, 2020, between the Company and the Placement Agent, the Company paid the Placement Agent a success fee of $200,000 as a result of the successful completion of the acquisition of Yellow Folder. The Company also agreed to reimburse the Placement Agent for reasonable out of pocket expenses related to the acquisition, not exceeding $5,000. The Placement Agent has certain material relationships with the Company: William Cooke, a Director of the Company, is a Vice President of Investment Banking at the Placement Agent; Michael Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), is a co-founder and the President and Chairman of the Placement Agent; and Robert Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s Common Stock, is also a co-founder and the Managing Director of the Placement Agent.

The foregoing description of the Purchase Agreement is a summary of, and does not purport to be a complete statement of, the Purchase Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about Yellow Folder, the members or the Company. The Purchase Agreement contains representations and warranties made by Yellow Folder, the members, and the Company. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by Yellow Folder and its members to the Company. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about Yellow Folder, its members, or the Company, or of any of their respective businesses, assets or contracts, or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement

On April 1, 2022, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company issued and sold (i) 1,242,588 shares of the Company’s Common Stock (the “Shares”) at a price of $4.62 per Share, for aggregate gross proceeds of $5,740,756, and (ii) $2,964,500 in 12% Subordinated Notes (“Notes”), for aggregate gross proceeds of $8,705,256 for the combined private placement pursuant to the Securities Purchase Agreement (the “Offering”). The Company used a portion of the net proceeds of the Offering to finance the Acquisition of Yellow Folder described in item 2.01 of this Report, and intends to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions.

The principal amount of the Notes, together with any accrued and unpaid interest thereon, become due and payable on March 30, 2025 (the “Maturity Date”). Interest on the Notes will accrue at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2022 and the entire outstanding principal and accrued but unpaid interest due on the Notes is payable on the Maturity Date. Any accrued but unpaid quarterly installment of interest shall accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the Maturity Date shall accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the Maturity date until paid in full.

Certain of the Investors participating in the Offering have material relationships with the Company:

○	Michael Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s Common Stock, purchased, either directly or indirectly, 190,477 Shares; and
○	Robert Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s Common Stock, purchased 179,652 Shares and $600,000 in Notes.

The Company retained Taglich Brothers, Inc., which was also the Placement Agent in the Acquisition of Yellow Folder,) as the exclusive placement agent for the Offering, pursuant to a Placement Agreement. In connection with the Offering, the Company paid the Placement Agent $696,420, which represented an 8% commission based upon the gross proceeds of the Offering. The Company has also committed to reimburse the Placement Agent for reasonable out of pocket expenses related to the Offering. In addition, for its services in the Offering, the Placement Agent was issued warrants to purchase 124,258 shares of Common Stock, which amount is equal to 10% of the Shares sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $4.62 per share of Common Stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights. The Placement Agent has certain material relationships with the Company, as described in Item 2.01 of this Report.

Pursuant to the Securities Purchase Agreement and the Registration Rights Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than 45 days following the closing of the Offering, covering the re-sale of the shares of Common Stock issued in the Offering. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement).

The sale of securities in the Offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, but rather were offered and sold in reliance on the exemption from the registration requirements thereof pursuant to Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) promulgated under the Securities Act, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. The Offering has been concluded.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, and the Placement Agent Warrants are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Notes, and the Placement Agent Warrants, which are incorporated by reference as Exhibits 10.1, 10.2 and10.3, respectively, hereto.

Item 7.01	Regulation FD Disclosure.

In the course of discussions with potential investors in the Offering, the Company provided such persons with certain information (“Confidential Information”), under confidentiality obligations, pertaining to the potential transactions involving the acquisition of Yellow Folder. Such information is set forth on Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On April 5, 2022, the Company issued a press release disclosing the events set forth in this Report. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
2.1	Asset Purchase Agreement, dated as of April 1, 2022, by and among Intellinetics, Inc., 16th Fairway, LLC, TAG 2103 Investment Trust, Elderly Moose, LLC, and Double Wolves, Inc.
4.1	Form of Placement Agent Warrants, issued April 1, 2022
10.1	Form of Securities Purchase Agreement, dated April 1, 2022
10.2	Form of 12% Subordinated Convertible Notes, dated April 1, 2022
10.3	Registration Rights Agreement, dated April 1, 2022
99.1	Confidential Information provided to potential investors, certain Company stockholders, and Company noteholders
99.2	Press release issued by the Company, dated April 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Joseph D. Spain
Joseph D. Spain
Treasurer and Chief Financial Officer

Dated: April 5, 2022